Exhibit 99.2
Cidara Therapeutics Announces Reverse Stock Split
SAN DIEGO, April 22, 2024 — Cidara Therapeutics, Inc. (Nasdaq: CDTX) (the Company), a biotechnology company using its proprietary Cloudbreak® platform to develop drug-Fc conjugate (DFC) immunotherapies designed to save lives and improve the standard of care for patients facing serious diseases, today announced that the Company effected a reverse stock split of its issued and outstanding common stock, at a ratio of 1-for-20. The effective time of the reverse stock split will be 5 p.m. ET on April 23, 2024. The Company’s common stock will begin trading on a split-adjusted basis commencing upon market open on April 24, 2024.
As previously disclosed, at a special meeting of stockholders held on April 4, 2024, the Company’s stockholders voted to approve a proposal authorizing the Board of Directors of the Company to amend the Company’s certificate of incorporation to effect a reverse stock split and a corresponding reduction in the authorized shares of the Company’s common stock at a ratio that is equal to half of the reverse split ratio. On April 12, 2024, the Board of Directors approved a 1-for-20 reverse stock split.
As a result of the reverse split, each 20 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. The Company’s common stock will trade under a new CUSIP number, 171757206, effective April 24, 2024, and remain listed on the Nasdaq Capital Market under the symbol “CDTX”. The reverse stock split reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise or vesting of its outstanding stock options, restricted stock units and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.
No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split impacts all holders of the Company’s common stock proportionally and will not impact any stockholder’s percentage ownership of the Company common stock (except to the extent the reverse stock split results in any stockholder owing only a fractional share).
Cidara has chosen its transfer agent, Equiniti Trust Company, LLC (Equiniti), to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes. For those stockholders holding physical stock certificates, Equiniti will send instructions for exchanging those certificates for shares held in book-entry form representing the post-split number of shares. Equiniti can be reached at (877) 248-6417 or (718) 921-8317.

About Cidara Therapeutics
Cidara Therapeutics is using its proprietary Cloudbreak® platform to develop novel drug-Fc conjugates (DFCs). These targeted immunotherapies offer the unique opportunity to create “single molecule cocktails” comprised of targeted small molecules and peptides coupled to a human antibody fragment (Fc). DFCs are designed to save lives and improve the standard of care for patients facing cancers and other serious diseases by inhibiting specific disease targets while simultaneously engaging the immune system. In addition, Cidara received FDA and EC approval for REZZAYO® (rezafungin for injection), which it has licensed to multiple partners to commercialize in the U.S. and ex-U.S. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements describe future expectations, plans, results, or strategies, among other things, and in this release include, but are not limited to, statements regarding the expected commencement of trading of the Cidara’s post-split common stock. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. Such risks are identified under the caption “Risk Factors” in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.
INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Veronica Eames
LifeSci Communications
(646) 970-4682
veames@lifescicomms.com
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